Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South, Suite 1601
                           New York, New York  10016
                                (212) 779-8600

  PETER R. SILVERMAN                             ** MATHEW J. SIMON
  ANTHONY M. COLLURA                                MICHAEL C. BYRNE
  PAUL CHERNIS                                   ** MICHAEL H. FREEDMAN
* RONALD A. BALZANO                                      -------
  THOMAS J. BYRNE
                                                  * ALSO ADMITTED IN CONNECTICUT
                                                 ** ALSO ADMITTED IN NEW JERSEY


                                   April  1,  1999

Hemispherx  Biopharma,  Inc.
1617  JFK  Boulevard
Philadelphia,  Pennsylvania  19103

     Re:     Registration  Statement  on  Form  S-3
             --------------------------------------

Gentlemen:

     We have acted as counsel to Hemispherx Biopharma, Inc. ("Company"), a Delaware corporation, pursuant to Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on December 8, 1998 ("Registration Statement"), covering (i) 750,000 shares of the Company's common stock, $.001 par value ("Common Stock"); and (ii) 250,000 shares of Common Stock underlying warrants.

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

       1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

Silverman, Collura, Chernis & Balzano, P.C.


Hemispherx  Biopharma,  Inc.
April 1, 1999
Page 2

       2. The Common Stock has been duly authorized and is validly issued, fully paid and non-assessable. The Common Stock underlying the warrants have been duly authorized and when issued, delivered and paid for in accordance with the warrants' terms terms, will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.



                         Very  truly  yours,

                         /s/ SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.
                         -----------------------------------------------
                         SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.